EX-10.1

                               OCCUPANCY AGREEMENT


         This AGREEMENT (the "Agreement"), effective as of January 1, 2009 (the "Effective Date"), between R&R Acquisition V, Inc. (the "Corporation"), a corporation organized under the laws of the State of Delaware and Kirk M. Warshaw, LLC (the "LLC"), a limited liability company organized under the laws of the State of New Jersey.

         WHEREAS, the Corporation's principal offices are located at 47 School Avenue, Chatham, New Jersey and such premises are owned by the LLC (the "Principal Offices"); and

         WHEREAS, the Corporation and the LLC wishes to enter into an agreement for use and occupancy of the Principal Offices and certain administrative services;

         NOW, THEREFORE, for good and valuable consideration, it is agreed that:

         Effective as of the Effective Date, the Corporation hereby agrees that it shall pay to the LLC a quarterly occupancy and administrative services fee in the amount of U.S. five hundred dollars ($500) on each of January 1, April 1, July 1 and October 1 until such time as this Agreement is terminated by written notice of either party.

         IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement effective as of the Effective Date on January 29, 2009.


                            R&R ACQUISITION V, INC.,
                             A DELAWARE CORPORATION


                            By: /s/ Arnold P. Kling
                            ----------------------------------------------------
                            Name: Arnold P. Kling
                            Title:   President


                            KIRK M. WARSHAW, LLC.,
                            A NEW JERSEY LIMITED LIABILITY COMPANY


                            By: /s/ Kirk Warshaw
                            ----------------------------------------------------
                            Name: Kirk Warshaw
                            Title: Managing Member